As filed with the Securities and Exchange Commission on March 10, 2026

Registration Statement No. 333-282014

Registration Statement No. 333-284964

Registration Statement No. 333-286083

Registration Statement No. 333-289821

Registration Statement No. 333-290557

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-1
Registration Statement No. 333-282014
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1
Registration Statement No. 333-284964
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1
Registration Statement No. 333-286083

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1
Registration Statement No. 333-289821
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1
Registration Statement No. 333-290557

UNDER
THE SECURITIES ACT OF 1933

BOLT PROJECTS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2860	86-1256660
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2261 Market Street, Suite 5447
San Francisco, CA 94114
(415) 325-5912

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel Widmaier
Chief Executive Officer
2261 Market Street, Suite 5447
San Francisco, CA 94114
(415) 325-5912

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Drew Capurro
Latham & Watkins LLP
650 Town Center Drive, 20th Floor

Costa Mesa, CA 92626

(714) 540-1235

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (the “Post-Effective Amendments”) of Bolt Projects Holdings, Inc. (the “Company” or “Bolt”) relate to the Company’s following Registration Statements on Form S-1 (collectively, the “Registration Statements”) filed with the Securities and Exchange Commission (“SEC”) and are being filed to deregister all securities that were registered for issuance under the Registration Statements and that remain unsold thereunder:

1. Registration Statement on Form S-1 (File No. 333-282014) filed on September 9, 2024.

2. Registration Statement on Form S-1 (File No. 333-284964) filed on February 14, 2025.

3. Registration Statement on Form S-1 (File No. 333-286083) filed on March 25, 2025.

4. Registration Statement on Form S-1 (File No. 333-289821) filed on August 22, 2025.

5. Registration Statement on Form S-1 (File No. 333-290557) filed on September 26, 2025.

On December 31, 2025, Bolt received written notification from the Nasdaq Hearings Panel (the “Panel”) of the Nasdaq Stock Market LLC (“Nasdaq”) stating that, due to the Company’s having not met the terms of the Panel’s September 30, 2025 decision that the Company demonstrate compliance with the minimum equity standard requirement under Nasdaq Listing Rule 5550(b)(1) by December 31, 2025, the Company’s securities will be delisted from Nasdaq, and trading will be suspended at the open of trading on January 5, 2026. Following suspension of trading on Nasdaq, the Company common stock started trading on the OTC Pink Market under the trading symbol, “BSLK” and its public warrants under the trading symbol “BSLKW.” The Company determined not to appeal the Panel's decision and, on March 2, 2026, voluntarily filed a Form 25 with the SEC to delist the securities and warrants from Nasdaq.

Pursuant to the undertaking made by the Registrant in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities that had been registered for issuance that remain unsold at the termination of the respective offering, the Registrant is filing these Post-Effective Amendments to terminate the effectiveness of such Registration Statements and to deregister, as of the effectiveness of these Post-Effective Amendments, any and all securities registered thereunder that remain unsold as of the effectiveness date. As a result of this deregistration and upon the effectiveness of these Post-Effective Amendments, no securities of the Company will remain registered pursuant to the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing these Post-Effective Amendments to the Registration Statements on Form S-1 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Francisco, state of California on March 10, 2026.

BOLT PROJECTS HOLDINGS, INC.

Date: March 10, 2026	By:	/s/ Daniel Widmaier
Daniel Widmaier
Chief Executive Officer

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign these Post-Effective Amendments.

2